UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2018

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2018, Crimson Wine Group, Ltd. (the “Company”) announced that Karen Diepholz, age 54, will join the Company as Chief Financial Officer beginning on June 29, 2018.

Pursuant to the terms of Ms. Diepholz’s offer of employment, Ms. Diepholz will receive annual compensation of $290,000 and will be eligible for a 37.5% bonus target of her annual base salary in an amount to be determined by the Company in its sole discretion. Ms. Diepholz will receive the Company’s standard package of benefits for its executive officers. The Company and Ms. Diepholz also entered into a Separation Agreement. Pursuant to the terms of the agreement, in the event Ms. Diepholz’s employment is terminated by the Company without cause, she shall be entitled to continue to receive as severance, payment, in accordance with the Company’s current payroll practices, of her base salary in effect at the time of termination for six months.

Ms. Diepholz comes to the Company from Vintage Wine Estates, a privately held wine company, where she was the Chief Financial Officer, overseeing Finance and Accounting, IT, Procurement and Human Resources. Prior to Vintage Wine Estates, Ms. Diepholz was the Chief Financial Officer of Equinox Payments, a payment technology company, and the Vice President of Financial Planning and Analysis for Hypercom Corporation, a global payment technology company. Ms. Diepholz also served as the Vice President, Corporate Controller at Fender Musical Instruments, a musical instrument manufacturer, and spent her early career in the consumer products industry in a variety of financial and leadership roles at the The Dial Corporation, now Henkel U.S.

There are no arrangements or understandings between Ms. Diepholz and any other person pursuant to which she was appointed to serve as an executive officer of the Company. There are also no family relationships between Ms. Diepholz and any director or executive officer of the Company, and Ms. Diepholz does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 22, 2018, the Company issued a press release announcing the appointment of Ms. Diepholz as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued June 22, 2018 announcing Karen Diepholz as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2018

CRIMSON WINE GROUP, LTD.

By: /s/ Patrick M. DeLong
Name: Patrick M. DeLong
Title: President & Chief Executive Officer